UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018
____________________

LANDCADIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2018, Landcadia Holdings, Inc. (the “Company”) held a special meeting in lieu of annual meeting of stockholders (the “special meeting”). At the special meeting, a total of 25,512,197 (84.84%) of the Company’s issued and outstanding shares of Class A common stock and Class F common stock held of record as of May 10, 2018, the record date for the special meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the special meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

1.	To approve and adopt an amendment to the Company’s second amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from June 1, 2018 to December 14, 2018 (the “Extension”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,508,297	3,900	0	0

2.	To approve an amendment to the Investment Management Trust Agreement, made effective as of May 25, 2016, by and between the Company and Continental Stock Transfer & Trust Company (“Continental”), to extend the date on which Continental must liquidate the trust account established in connection with the Company’s initial public offering (the “trust account”) if the Company has not completed a business combination from June 1, 2018 to December 14, 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,508,297	3,900	0	0

3.	To elect Mark Kelly and G. Michael Stevens to serve as the Class I directors on the Company’s Board of Directors until the 2021 annual meeting of stockholders or until his successor is elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Kelly	6,250,000	0	0
G. Michael Stevens	6,250,000	0	0

Pursuant to the Company’s second amended and restated certificate of incorporation, until the consummation of the Company’s initial business combination, only holders of Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock voted on the election of directors at the special meeting.

4.	To ratify the selection by the Company’s audit committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,508,297	0	3,900	0

5.	To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of proposals 1 and 2:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,438,188	74,009	0	0

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the special meeting was determined not to be necessary or appropriate.

Item 7.01	Regulation FD Disclosure.

In connection with the Extension, only approximately 1.7 million shares out of a total of 25 million shares of the Company's Class A common stock were redeemed. As a result, approximately $235.6 million still remains in the trust account.

On May 30, 2018, the Company issued a press release announcing that the Extension Amendment and the Trust Amendment were approved at the special meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS, INC.

	By:	/s/ Richard H. Liem
Name: Richard H. Liem
Title: Vice President and Chief Financial Officer

Dated: May 30, 2018